Exhibit 10.1

PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Legacy Acquisition Corp., a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of Blue Valor Limited, a company incorporated in Hong Kong or its assigns (the "Noteholder," and together with the Maker, the "Parties"), the principal amount of Nine Hundred Seventy-Nine Thousand, One Hundred Fifty-Five and 40/100 Dollars ($979,155.40) (the "Loan"), together with all accrued interest thereon, as provided in this Promissory Note (the "Note," as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms).

The Loan is made by the Noteholder to the Maker pursuant to that Share Exchange Agreement by and between Maker and Noteholder dated as of August 23, 2019, as amended by that First Amendment to Share Exchange Agreement dated as of September 27, 2019 (the “Share Exchange Agreement” as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Share Exchange Agreement.

1.             Definitions. The following capitalized terms shall have the meanings set forth in this Section 1.

“1 Month USD Libor Interest Rate” means the first LIBOR interest rate published each month from the date hereof until the Maturity Date.

"Applicable Rate" means the 1 Month USD LIBOR Interest Rate plus 1.5%.

"Default" means any of the events specified in Section 6 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 6 would, unless cured or waived, become an Event of Default.

"Event of Default" has the meaning set forth in Section 6.

"Loan" has the meaning set forth in the introductory paragraph.

"Maker" has the meaning set forth in the introductory paragraph.

"Maturity Date" means the date of the consummation of any initial business combination of Maker.

"Note" has the meaning set forth in the introductory paragraph.

"Noteholder" has the meaning set forth in the introductory paragraph.

"Parties" has the meaning set forth in the introductory paragraph.

2.             Final Payment Date; Optional Prepayments; Forgiveness.

    2.1              Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date, unless otherwise provided in Section 2.3 or Section 7.

    2.2              Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

    2.3              Forgiveness. In the event that the Closing does not occur and the Trust Account liquidates, the principal amount of the Loan under this Note shall be forgiven by the Noteholder, except to the extent of any funds that are available to Maker (i) after such liquidation in accordance with the Trust Agreement, or (ii) from any other source. For the avoidance of doubt, in such event, except as otherwise set forth in the foregoing sentence, the Noteholder, by acceptance of this Note, hereby irrevocably waives any claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever.

3.             Interest.

    3.1              Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is (i) paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise or (ii) forgiven as provided herein.

    3.2              Interest Payment Dates. All accrued interest shall be payable on the earlier to occur of (i) the Maturity Date, or (ii) the date that the principal amount of the Loan under this Note is forgiven pursuant to Section 2.3 hereof.

    3.3              Intentionally omitted.

    3.4              Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made, and shall not accrue on the Loan on the day on which it is paid.

    3.5              Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Maker under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4.             Payment Mechanics.

    4.1              Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 5:00 PM Eastern Standard Time on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Maker from time to time.

    4.2              Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.             Representations and Warranties. The Maker hereby represents and warrants to the Noteholder on the date hereof as follows:

    5.1              Existence. The Maker is a corporation, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

    5.2              Power and Authority. The Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

    5.3              Authorization; Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note.

    5.4              No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note.

    5.5              No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not (a) violate any provision of the Maker's organizational documents; (b) violate any Law or Order applicable to the Maker or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Maker may be bound.

    5.6              Enforceability. The Note is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law.

6.          Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

 6.1              Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due and, in each case (with respect to (clause (a) and (b)), such failure continues for 5 days after written notice to the Maker.

 6.2              Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Maker to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

 6.3              Breach of Covenants. The Maker fails to observe or perform any covenant, obligation, condition, or agreement contained in this Note, other than that specified in Section 6.1 and such failure continues for 30 days.

 6.4              Bankruptcy.

     (a)               the Maker commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

     (b)               there is commenced against the Maker any case, proceeding, or other action of a nature referred to in Section 6.4(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 10 days;

     (c)               there is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 10 days from the entry thereof;

     (d)               the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 6.4(a), Section 6.4(b), or Section 6.4(c) above; or

     (e)               the Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

    6.5           Judgments. A judgment or decree is entered against the Maker and such judgment or decree has not been vacated, discharged, or stayed or bonded pending appeal within 10 days from the entry thereof.

7.           Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers, or remedies under applicable law; provided, however that, if an Event of Default described in Section 6.4 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

8.           Miscellaneous.

  8.1           Notices.

   (a)            All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

  (i)         If to the Maker:

Address: 1308 Race Street Suite 200 Cincinnati, Ohio 45202

Attn: Darryl McCall

Telephone: +1 (505) 820-0412, Facsimile: [NUMBER]

Email: darrylmccall@legacyacquisition.com

With a copy to:

DLA Piper

Address: 1201 West Peachtree Street, Suite 2800, Atlanta,
Georgia 30309-3450
Attention: Gerry Williams
Telephone: +1 (404) 736-7891
Email: Gerry.Williams@us.dlapiper.com

(ii)          If to the Noteholder:

 Bldg. C9-C, Universal Creative Park, 9, Jiuxianqiao North Rd.,
 Chaoyang District, Beijing 100015, China

 Attn: Xin Wang, Finance Department

 Telephone: +86(10) 5647 8811

 Email: wangxina@bluefocus.com

 With a copy to:

 Greenberg Traurig LLP
 Address: 200 Park Avenue, New York, New York 10166
 Attention: Doron Lipshitz
 Telephone: +1 (212) 801-3100
 Email: lipshitzd@gtlaw.com

 (b)              Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day); and (iii) sent by email shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return email, or other written acknowledgment).

8.2            Expenses. In the event of a breach or default by Maker under this Note, the Maker shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its counsel) incurred by the Noteholder in connection with the enforcement of the Noteholder's rights hereunder.

8.3            Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby, shall be governed by the laws of the State of New York.

8.4            Submission to Jurisdiction.

  (a)               The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Maker in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

  (b)               Nothing in this Section 8.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

8.5            Venue. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 8.4(b) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.6           Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

8.7           Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Note.

8.8            Successors and Assigns. This Note may be assigned, transferred, or negotiated by the Noteholder to any Person, at any time, without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder, any such assignment without the Noteholder’s prior written consent shall be null and void. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

8.9            Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

8.10          Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.11          Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

8.12          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

8.13          Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the Maker has executed this Note as of October 23, 2019.

LEGACY ACQUISITION CORP.

By:	/s/ Edwing J. Rigaud
Name: Edwing J. Rigaud
Title: Chief Executive Officer

(Signature Page to Promissory Note)